                                                                      EX-99.p.15

                            CODE OF ETHICS SUPPLEMENT
                                       for
                      NWQ INVESTMENT MANAGEMENT COMPANY LLC
                        TRADEWINDS GLOBAL INVESTORS, LLC

                               DATED July 2, 2007
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Pursuant  to  Section V of the Code of Ethics  and  Reporting  Requirements  for
Nuveen Investments,  Inc. (the "Code") which have been adopted by NWQ Investment
Management Company, LLC and Tradewinds Global Investors, LLC (referred to herein as the  "Advisers")  and made applicable to them as of August 1, 2005 as amended subsequently  on February  25,  2007,  Advisers  hereby  adopt and set forth the following supplemental procedures and restrictions applicable to employees under
Advisers' direct and/or shared supervision and control.

I.   Supplement to Sections V.B. of the Code (Pre-Clearance of Personal Trades)

     A.   All Employees are considered  "Access Persons" for purposes of Section
          V and  "Investment  Persons" for the purposes  contemplated by Section
          V.B. of the Code (as  supplemented  hereby) With respect to Employees,
          Section  V.B.2 shall apply to both  purchases  and sales within 7 days before and 7 days after the same  security  is  purchased  or sold for
          clients  on  a   firmwide   basis.   Firmwide   basis  is  defined  as
          substantially  all  clients of a  respective  Adviser in a  particular strategy(1).

     B.   With  respect to the "prior  approval"  requirements  contained in the
          Code,   Employees  shall  obtain  "prior  approval"  on  all  personal securities  transactions  not otherwise  exempted  from  pre-clearance under the Code through PTA, Nuveen's pre-clearance monitoring system.

          1.   Pre-clearance Procedures

               Pre-clearance approval through PTA will be valid for the business day on which the  authorization  is granted.  If the trade is not completed  before such  pre-clearance  expires,  the  Employee is
               required  to  again  obtain   pre-clearance  for  the  trade.  In
               addition,  if  an  Employee  becomes  aware  of  any  additiFonal information  (including  with regard to  potential  activity on a
               firmwide   basis  with   respect  to  a   transaction   that  was
               pre-cleared)   such  person  is   obligated   to  disclose   such
               information  to the  appropriate  Designated  Compliance or Legal officer prior to executing the pre-cleared transaction.

          2.   No Short Swing Profits

               No Employee  shall profit in the  purchase and sale,  or sale and purchase, of the same (or equivalent)(2) securities within thirty
               (30) calendar days.  Trades made in violation of this prohibition should be unwound,  when  possible.  Or, if an  exception  is not granted as indicated  below,  any profits  realized on short-term trades shall be subject to disgorgement.

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(1)  A  determination  that  substantially  all of the clients in a strategy are affected by a particular transaction is at the discretion of the designated
     Legal or Compliance Officer.

(2)  Equivalent securities may include preferred shares, options, locally traded shares, ADRs, GDRs, 144A/Reg S or another class of security.

                                       1

               Exception:  Advisors' Designated  Compliance or Legal officer may grant  exceptions  to  this  policy  based  on a  review  of  the transaction(s) and determination that any abusive practices which the Code and this  Supplement  are  designed to prevent,  such as front  running  or  material  conflicts  of  interest,  have  not occurred and the  transactions  involved  support  granting of an exemption.  An example is the involuntary  sale of securities due to unforeseen  corporate  activity  such as a merger,  or lack of involvement in the security by the firm or lack of the respective
               Adviser's   imminent  interest  in  the  security.   The  ban  on
               short-term  trading  profits is  specifically  designed  to deter potential  conflicts of interest and front running  transactions, which typically  involve a quick trading pattern to capitalize on a  short-lived  market  impact of client  trading or  anticipated client  trading.  The Designated  Legal/Compliance  officer shall consider the reasons for the  prohibition,  as stated herein,  in determining  when an exception to the prohibition is permissible.
               The Designated  Legal/Compliance officer may consider granting an exception to this  prohibition if the securities  involved in the transaction are not (i) being  considered for purchase or sale by the  respective  Adviser's  clients on a  firmwide  basis or (ii)
               being  purchased  or sold by  respective  Adviser's  clients on a
               firmwide  basis  and  are  not   economically   related  to  such
               securities.

          3.   Exceptions to Trading Restrictions

               The  restrictions  on  personal  securities  trading set forth in
               Section V of the Code do not apply to the following:

               a.   Transactions in securities over which a person has no direct or indirect influence or control;

               b.   Transactions   that  have  been  effected   pursuant  to  an
                    "automatic   investment  plan"  which  have  been  initially
                    pre-cleared. (as defined in Section VIII)

               c.   Transactions  in securities  issued by the U.S.  Government,
                    bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper,   and  high  quality   short-term   debt
                    instruments, including repurchase agreements;

               d.   Transactions  in shares of  registered  open-end  investment companies,  (other than the restrictions on frequent trading in shares of Nuveen  Open-End Funds and other open-end funds advised or sub-advised by a Nuveen Subsidiary);

               e.   Open end  exchange  traded funds known as "ETFs" need not be pre- cleared, but must be reported;

               f.   Transactions  in ETFs that are  comparable  to open-end ETFs but are formed as unit investment trusts;

               g.   Transactions  in shares of unit  investment  trusts that are invested  exclusively  in one or  more  registered  open-end investment companies;

               h.   Purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were  acquired  from such issuers, and sales of such rights so acquired;

               i.   Acquisitions of securities through stock dividends, dividend reinvestments,  stock splits, reverse stock splits, mergers,
                    consolidations,   spin-offs,  and  other  similar  corporate
                    reorganizations or distributions generally applicable to all holders of the same class of securities; and

               j.   Transactions  that  are  non-volitional  on the  part of the access  person,  including  the call by a third  party of an option on securities owned by the access person.

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          The Designated  Legal/Compliance Officer(s) of a Nuveen Subsidiary may
          grant other exceptions upon determination that the conduct at issue is unlikely to present an opportunity for abuse.  The person seeking such exemption  must  make a  request  to the  Designated  Legal/Compliance
          Officer(s)  and must receive  approval  before the  exemption  becomes effective.

II.  Supplement to Section V.E.2 of the Code (Initial Holdings Report)

     A.   Each  Employee  is  considered  an "Access  Person"  for the  purposes contemplated by Section V.E.2 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.E.2  to  the  contrary,  all
          Employees  shall certify in PTA within 10 days of becoming an Employee of NWQ or Tradewinds  (as  applicable),  their  holdings in securities
          (Initial Holdings) as set forth in the Code.

          The  information to be disclosed on the Initial  Holdings Report shall include the following  information current within 45 days prior to the first day of employment at Advisors:

          (i)  all personal  securities holdings and holdings in Nuveen Open-End
               Funds and open-end Funds for which a Nuveen Subsidiary (including
               Advisors)  serves as adviser or  subadviser  ("Nuveen  Affiliated
               Open-End Funds")  (including  holdings acquired before the person became an Employee);

          (ii) The name of any broker,  dealer,  bank, Fund or Fund  distributor with whom the Employee maintains an account, including an account in which any Nuveen Open-End Funds or Nuveen Affiliated  Open-End
               Funds  were  held  for the  direct  or  indirect  benefit  of the
               Employee; and

          (iii) any other  information  requested to be disclosed on the Initial
               Holdings Report Form from time to time.

          Holdings  in  direct  obligations  of the  U.S.  government,  bankers'
          acceptances,  bank  certificates of deposit,  commercial  paper,  high
          quality   short-term  debt   instruments,   and  registered   open-end
          investment  companies  (other  than Nuveen  Open-End  Funds and Nuveen
          Affiliated Open-End Funds) are not required to be disclosed. Employees do not need to report  holdings in any account over which the Employee has no direct or indirect influence or control.

     C.   Notwithstanding   anything  at  Section  V.E.  to  the  contrary,  all
          Employees shall certify in PTA that:

          (i)  he has received,  read and  understands  the Code and  recognizes that he is subject thereto; and

          (ii) he has no knowledge of the existence of any personal  conflict of interest relationship which may involve a client account, such as any economic relationship between his transactions and securities held or to be acquired by a client account.

     D.   All Employees/Access Persons must maintain all brokerage accounts at a
          PTA compatible broker-dealer. This includes brokerage accounts for any family members

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          living in the same household,  brokerage accounts of domestic partners and any accounts which the  Employee/Access  Person has  discretionary authority.  Please  refer  to  Schedule  IV of the  Code for a list of compatible broker-dealers.

     E.   All new  Employees  shall be given 30 days from which  they  became an
          Access Person to transfer their brokerage accounts to a PTA compatible broker-dealer.  A  Designated  Compliance  or Legal  Officer may grant exceptions  on a limited  case-by-  case basis to  maintain  brokerage accounts  at a non-PTA  compatible  broker  -dealer as  referenced  in
          Section  V.D.3 of the  Code.  (Please  see  Section  G of the Code for
          approval process.)

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III. Supplement to Section V.E.3 of the Code (Annual Holdings Report)

     A.   Each  Employee  is  considered  an "Access  Person"  for the  purposes contemplated by Section V.E.3 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.E.3  to  the  contrary,  all
          Employees  shall  certify  in PTA within 45 days after the end of each calendar year an Annual Holdings Report as set forth in the Code.

          All  Employees  shall  disclose  on the  Annual  Report  all  personal securities  holdings  as of the  calendar  year  end  plus  any  other information  requested  to be  disclosed  on such  Report from time to time. Employees do not have to disclose holdings in direct obligations of the U.S.  government,  bankers'  acceptances,  bank certificates of deposit,  commercial paper,  high quality  short-term debt instruments and  registered  open-end  investment  companies  with one  exception:
          Employees must disclose  holdings in Nuveen  Open-End Funds and Nuveen
          Affiliated Open-End Funds held outside of the Employee's Nuveen 401(k)
          account.  Employees do not need to report transactions effected in any account over which the Employee has no direct or indirect influence or control.

     D.   Within PTA, and in addition to reporting  securities  holdings,  every
          Employee shall certify annually that:

          (i)  he has read and understands the Code and recognizes that they are subject thereto;

          (ii) they have complied with the requirements of the Code; and that he has reported all personal securities  transactions required to be reported pursuant to the requirements of the Code;

          (iii) he has no knowledge of the existence of any personal conflict of interest relationship (including all outside business activities, limited partnerships, etc.) which may involve any client account, such as any economic  relationship between their transactions and securities held or to be acquired by a client account.

IV.  Supplement to Section V.E.4 of the Code (Quarterly Transaction Report)

     A.   Each  Employee  is  considered  an "Access  Person"  for the  purposes contemplated by Section V.E.4 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.E.4  to  the  contrary,  all
          Employees  shall  certify  in PTA within 30 days after the end of each calendar  quarter a Quarterly  Transaction  Report as set forth in the
          Code

     C.   Quarterly Reporting Requirements:

          (i)  All Employees shall disclose on the Quarterly  Transaction Report all personal  securities  transactions  and all  transactions  in shares of Nuveen  Open-End Funds and Nuveen  Affiliated  Open-End
               Funds  conducted

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               during the period as of the calendar  quarter ended within thirty
               (30) days after quarter end.

          (ii) Exchange-traded    open-end   funds   (ETFs)   do   not   require
               pre-clearance, but must be reported.

          (iii) Employees  do not need to report  holdings and  transactions  in shares of registered open-end  investment  companies that are not advised or sub-advised by a Nuveen Subsidiary.

          (iv) Employees  do not need to  report  transactions  effected  in any account  over  which  the  Employee  has no  direct  or  indirect influence or control.

     D.   With respect to each transaction identified in C(i) above, an Employee shall certify in PTA on the Quarterly Transaction Report:

          (i)  the date of the  transaction,  title of the  security,  number of shares,  and  principal  amount  of each  security  involved  (if possible);

          (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (iii) the name of the broker,  dealer, bank , Fund or Fund distributor with or through whom the transaction was effected; and

          (iv) any other information  requested to be disclosed on the Quarterly
               Transaction Report from time to time.

     E.   With respect to each transaction identified in C(i) above, an Employee shall provide to the  Compliance/Legal  Department duplicate copies of confirmation for (or statement  showing) each disclosable  transaction in the Employee's accounts.

     F.   In addition, with respect to any account established by an Employee in
          which  any  securities  or  any  Nuveen   Open-End  Funds  and  Nuveen
          Affiliated  Open-End Funds were held during the quarter for the direct or indirect benefit of the Employee, the

          Employee must provide:

          (i)  the name of the broker,  dealer,  bank , Fund or Fund distributor with whom he or she established the account; and

          (ii) the date the account was established.

V.   Standards of Business Conduct Section III.D and III.E

     A.   Each  Employee  is  considered  an "Access  Person"  for the  purposes contemplated by Section III.D of the Code (as supplemented hereby).

     B.   Employees  are required to complete the Gifts  Disclosure  in PTA upon receiving  from or giving a gift to any  person  or  entity  that does business  with or proposes to do business with Nuveen  Investments  or any  associated  Nuveen  affiliate.  Cash and  American  Express  Gift
          Cheques are prohibited.  Employees are subject to the  restrictions of
          Nuveen's  Cash

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          and  Non-Cash  Compensation  Policy  with  respect  to  accepting  and providing non-cash compensation in the way of entertainment, including meals,  golfing  and  tickets  to  cultural  events  (refer to current
          Policy). Employees must also complete a Gifts Disclosure in PTA during the calendar quarter the gift was given or received, if applicable.

     C.   Employees  may not serve on the  board of  directors  of any  publicly traded  company,  serve  in  any  investment  related  capacity  of an organization or serve as a member of a finance or investment committee for any not-for profit organization  without approval from the General
          Counsel of Nuveen  Investments  or his or her designee.  Employees may not engage in any outside business  activities  without  submitting an
          Outside Business  Activities  Disclosure in PTA and receiving approval from a Designated Legal/Compliance Officer.

                                       7

                               NUVEEN INVESTMENTS
                       (Including Certain Subsidiaries of
                            Nuveen Investments, Inc.)

                            NUVEEN DEFINED PORTFOLIOS
                             NUVEEN CLOSED-END FUNDS
                              NUVEEN OPEN-END FUNDS

                                 CODE OF ETHICS
                                       AND
                             REPORTING REQUIREMENTS

                                February 1, 2005
                         As Amended through May 29, 2008

                                TABLE OF CONTENTS

     G.       Payments to Government Officials and

     A.   Trading Restrictions for All Employees/Access

              4.      Securities Being Purchased or Sold
                      In Client Accounts................................8
     B.       Additional Trading Restrictions for Investment Persons....8
              1.   Securities Eligible for Purchase or Sale
                   By Client............................................8
              2.   Securities Traded Within Seven Days Before
                   A Client Transaction.................................8
     C.       Other Trading Restrictions................................9
              1.   Transactions in Certain Closed-End Funds
                   and Certain Pooled Vehicles..........................9
              2.   Non-Interested Directors of the Nuveen
                   Funds................................................9

                                                                    Page No.
3.   Frequent Trading in Shares of Certain
     Open-End Funds....................................................10
              4.       Excessive or Abusive Trading....................10
     D.       PTA System and Employee/Access Person Trade Monitoring
              1.       PTA.............................................10
              2.       Employee/Access Person Accounts.................11
              3.       Accounts That May be Maintained at Non-

              5.       Transaction Reports of Non-Interested
                       Nuveen Fund Directors...........................13
              6.       Reporting Holdings and Transactions in

              3.       Procedure for Requesting Prior Written
                       Approval........................................14
              4.       Monitoring of Personal Securities

     F.       Interpretation of the Code and the Granting
              of Waivers...............................................17

Schedule III:     Open-End Funds Advised or Subadvised by a
                     Nuveen Subsidiary.................................24
Schedule IV       PTA Compatible Broker-Dealers........................26

                                 I. INTRODUCTION

This  Code  of  Ethics  ("Code")  is  adopted  by  the  subsidiaries  of  Nuveen
Investments,  Inc. ("Nuveen") identified on Schedule I hereto, as may be amended from time to time (each a "Nuveen  Subsidiary" and, together with Nuveen's other
subsidiaries,   "Nuveen   Investments")   in  recognition  of  their   fiduciary
obligations  to clients and in accordance  with Rule 204A-1 under the Investment
Advisers  Act of 1940 and Rule 17j-1 under the  Investment  Company Act of 1940.
Among other  things,  these rules  require a  registered  investment  adviser to establish, maintain and enforce a written code of ethics that includes:

     o    Standards  of  business  conduct  designed  to reflect  the  adviser's fiduciary  obligations  as well as those of its  employees  (including persons who provide investment advice on behalf of the adviser and who are subject to the adviser's supervision and control)
     o    Provisions   requiring   employees/access   persons  to  comply   with
          applicable federal securities laws;
     o    Provisions designed to detect and prevent improper personal trading;
     o    Provisions  requiring access persons to make periodic reports of their personal  securities  transactions  and  holdings  and  requiring  the adviser to review such reports;
     o    Provisions requiring employees/access persons to report any violations under the code of ethics promptly to the chief  compliance  officer or other designated persons; and
     o    Provisions   requiring   the   adviser  to  provide  to  each  of  its
          employees/access  persons  a copy  of  the  code  of  ethics  and  any amendments and requiring employees/access persons to provide a written acknowledgment of receipt.

Additionally,  this Code is adopted by the Nuveen Defined  Portfolios  and, with respect to the  provisions  addressing  non-interested  directors (as defined in
Section VIII below), by the Nuveen Open-End Funds and Closed End-Funds, pursuant to Rule 17j-1.

This Code  designates all Nuveen  Investments'  employees  "access  persons" (as defined in Section VIII below).

Each Nuveen Subsidiary,  through its compliance officers,  legal officers and/or other  personnel  designated  on Schedule II hereto  ("Designated  Compliance or
Legal Officers") shall be responsible for the day-to-day  administration of this
Code with respect to those employees/access persons under the direct supervision and control of such Nuveen Subsidiary.

                                       1

                             II. GENERAL PRINCIPLES

This Code is designed to promote the following general principles:

     o    Nuveen Investments and its employees/access persons have a duty at all times to place the interests of clients first;
     o    Employees/access   persons  must  conduct  their  personal  securities
          transactions in a manner that avoids any actual or potential  conflict
          of   interest   or  any  abuse  of  their   positions   of  trust  and
          responsibility;
     o    Employees/access  persons  may  not use  knowledge  about  pending  or currently  considered  securities  transactions  for clients to profit personally;
     o    Information concerning the identity of security holdings and financial circumstances of clients is confidential; and
     o    Independence in the investment decision-making process is paramount.

                       III. STANDARDS OF BUSINESS CONDUCT

A.  Fiduciary Standards

Nuveen  Investments  strives at all times to  conduct  its  investment  advisory business  in strict  accordance  with its  fiduciary  obligations.  It is Nuveen
Investments'  policy to protect the interest of each of its clients and to place
the  client's  interest  first  and  foremost.   Nuveen  Investments'  fiduciary
responsibilities include the duty of care, loyalty,  honesty, and good faith. It is therefore  imperative  that  employees/access  persons  provide full and fair disclosure of all relevant facts  concerning any potential or actual conflict of interest,  make investment  decisions and recommendations  that are suitable for clients, and seek best execution for client transactions in accordance with each
Nuveen Subsidiary's best execution policies and procedures.

B.  Compliance with Laws and Company Policies

Nuveen Investments operates in a highly regulated business environment,  and has
adopted  many  policies  and  procedures   applicable  to  the  conduct  of  its
employees/access  persons,  including  the  Nuveen  Investments,  Inc.  Code  of
Business  Conduct and Ethics.  Employees/access  persons must respect and comply with all laws, rules and regulations which are applicable to Nuveen  Investments in the conduct of its business. Without limiting the foregoing, it is especially
important  that   employees/access   persons  comply  with  applicable   federal
securities laws, which prohibit, among other things, the following:

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     o    Employing any device, scheme or artifice to defraud a client;
     o    Making any untrue statement of a material fact to a client or omitting to state a material fact necessary in order to make statements made to a client, in light of the circumstances under which they are made, not misleading;
     o    Engaging in any act,  practice or course of business  that operates or would operate as a fraud or deceit upon a client;
     o    Engaging in any manipulative practice with respect to a client; and
     o    Engaging in any  manipulative  practice  with  respect to  securities, including price manipulation.

C.  Conflicts of Interest

Compliance  with Nuveen  Investments'  fiduciary  obligations can be achieved by avoiding  conflicts  of interest  and by fully  disclosing  all  material  facts concerning any conflict that does arise with respect to a client.

Conflicts of interest may arise, for example,  when an employee or access person favors the interests of one client over another  (e.g.,  a larger account over a smaller account,  an account compensated by performance fees over an account not so  compensated,  or an  account  of a  close  friend  or  relative)  without  a legitimate  reason for doing so.  Employees/access  persons are prohibited  from engaging in  inappropriate  favoritism  among  clients  that would  constitute a breach of fiduciary duty.

Conflicts may arise when an employee or access person has a material interest in or relationship  with the issuer of a security that he or she is recommending or purchasing  for a client.  Conflicts  may also arise when an  employee or access
person  uses  knowledge  about  pending  or  currently   considered   securities
transactions  for  clients  to  profit  personally.   Restrictions  on  personal
securities transactions are addressed in detail in Section V below.

Conflicts of interest may not always be clear-cut. Any employee or access person of a Nuveen  Subsidiary who becomes aware of a conflict of interest or potential conflict  involving a client  account should bring it to the attention of one of the Subsidiary's Designated Compliance or Legal Officers.

D.  Gifts and Entertainment

Employees/access  persons are restricted from accepting gifts from any person or entity that does business with or on behalf of Nuveen  Investments or any client account.  For this  purpose,  "gift" has the same meaning as in Rule 2830 of the
National  Association of Securities  Dealers Conduct Rules. Gifts received by an employee from any one person or entity may not have an aggregate market value of more than $100 per year.  Employees/access  persons  may not accept  gifts in an amount that exceeds  $100 per year

                                       3

from any person or entity  that does  business  with or  proposes to do business with  Nuveen  Investments.  Employees/access  persons  are also  subject  to the restrictions  in Rule 2830 with  respect to  accepting  and  providing  non-cash compensation in the way of entertainment,  including meals,  golfing and tickets
to  cultural  and  sporting  events.   Employees/access  persons  are  similarly
restricted from giving gifts others. Employees/access persons may not give gifts in an amount  that  exceeds  $100 per year to any  person  or  entity  that does business  with or  proposes to do business  with  Nuveen  Investments.  For more information,  refer  to  Nuveen  Investments'  Cash  and  Non-Cash  Compensation
Procedures.

E.  Outside Directorships and Business Activities

Employees/access persons may not serve on the board of directors of any publicly traded company or engage in outside  business  activities  without prior written approval  from  the  General  Counsel  of  Nuveen  Investments  or  his  or  her
designee.(1)  Employees/access  persons must also obtain prior written  approval before  serving  as a member  of the  finance  or  investment  committee  of any not-for-profit  organization or performing other investment-related services for such organization.  Employees/access  persons are required to report all outside business  activities on a periodic  basis.  If it appears that any such activity conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen  Investments  or its  clients,  the  employee or access  person may be required to discontinue the activity.

F.  Protection of Confidential Information

Each   employee/access   person  of  a  Nuveen   Subsidiary  must  preserve  the
confidentiality  of non-public  information  learned in the course of his or her employment, including nonpublic information about Nuveen Investments' securities
recommendations    and   client    securities    holdings   and    transactions.
Employees/access  persons  may not misuse  such  information  or  disclose  such information,  whether within or outside Nuveen Investments, except to authorized persons who need to know the information for business purposes. Employees/access persons  must  comply  with all  laws,  rules  and  regulations  concerning  the protection of client information including, without limitation,  Regulation S-P.
Please  refer  to  Nuveen's  Consumer   Information  Security  Policy  for  more
information.

----------------

(1)  Employees/access  persons  who  receive  authorization  to  serve  as board members of publicly traded companies must be isolated  through  information
     barriers  from  those  persons  making  investment   decisions   concerning
     securities issued by the entities involved.

                                       4

G.  Payments to Government Officials and Political Contributions

No payment  can be made  directly or  indirectly  to any  employee,  official or representative  of any  governmental  agency or any party or  candidate  for the purposes of  influencing  any act or  decision on behalf of Nuveen  Investments.
Employees/access  persons are free to  participate  as  individuals in political
activities,   but  are  prohibited   from  engaging  in  such  activities  as  a
representative  of Nuveen  Investments and from using the name or credibility of
Nuveen Investments in connection with political  activities.  Nuveen Investments will not reimburse any employee or access person for any political contributions or similar expenses.

                               IV. INSIDER TRADING

Nuveen  Investments has adopted  Policies and Procedures  Designed to Detect and
Prevent Insider Trading and to Preserve Confidential Information. These policies and procedures prohibit employees/access persons from trading, either personally or on behalf  of  others,  on the basis of  material  nonpublic  information  in violation  of the law.  This  conduct  is  frequently  referred  to as  "insider trading." Nuveen Investments' policies and procedures to prevent insider trading apply to every  employee/access  person  and  extend to  activities  within  and outside such individual's duties at Nuveen Investments.

A.  Insider Trading

The term "insider  trading" is not defined in the federal  securities  laws, but generally is used to refer to the use of material nonpublic information to trade in  securities  (whether or not one is an  "insider")  or to  communications  of material  nonpublic  information  to others.  While the law  concerning  insider trading is not static, it is generally understood that the law prohibits:

     o    Trading  by an  insider  while in  possession  of  material  nonpublic information;
     o    Trading by a non-insider  while in  possession  of material  nonpublic
          information  where  the  information   either  was  disclosed  to  the
          non-insider in violation of an insider's duty to keep it  confidential or was misappropriated; and
     o    Communicating material nonpublic information to others.

B.  Insider Status

The concept of an "insider" is broad.  It includes  officers and  employees of a company or other entity such as a municipality.  In addition,  a person can be a
"temporary insider" if he or she enters into a special confidential relationship in the  conduct  of a  company's  affairs  and as a result  is given  access  to information solely for the company's purposes.  A temporary insider can include, among others,  a company's  attorneys,  accountants,

                                       5

consultants,  bank lending  officers,  investment  advisers and the employees of such organizations.

C.  Material Nonpublic Information

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the
information  is  material.   "Material  information"  generally  is  defined  as
information  for  which  there is a  substantial  likelihood  that a  reasonable investor would consider it important in making his or her investment  decisions, or information  that is reasonably  certain to have a substantial  effect on the price of a company's securities.  Information that officers and employees should consider material  includes,  but is not limited to: dividend changes,  earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation,  liquidation problems, and extraordinary management developments. Information is nonpublic until it has been effectively  communicated to the marketplace.  One must be able to point to some  fact to show  that the  information  is  generally  public.  For  example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or
other publications of general circulation would be considered public.

D.  Identifying Inside Information.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o    Is the  information  material?  Is this  information  that an investor would consider important in making his or her investment decisions? Is this information that would  substantially  affect the market price of the securities if generally disclosed?
     o    Is the  information  nonpublic?  To whom  has  this  information  been provided?  Has the information  been  effectively  communicated to the marketplace?

E.  Reporting Suspected Inside Information.

If,  after  consideration  of the above,  you believe  that the  information  is material and nonpublic,  or if you have questions as to whether the  information is material and nonpublic, you should take the following steps:

     o    Report the matter  immediately  to a  Designated  Compliance  or Legal
          Officer;
     o    Do not  purchase  or sell the  securities  on  behalf of  yourself  or others; and
     o    Do not  communicate  the  information  inside  or  outside  of  Nuveen
          Investments, other than to a Designated Compliance or Legal Officer.

                                       6

After a Designated  Compliance or Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Questions  regarding  Nuveen  Investments'  policies and  procedures  to prevent insider trading should be referred to a Designated Compliance or Legal Officer.

                       V. PERSONAL SECURITIES TRANSACTIONS

Set  forth  below  are  the  restrictions  on  personal  trading  applicable  to employees/access persons,  including "investment persons" (as defined in Section
VIII below), of each Nuveen  Subsidiary.  A Nuveen Subsidiary may implement more restrictive  requirements for employees under its direct supervision and control by adopting  supplemental  procedures  under this  Section V. Also  included are certain  restrictions that apply to the  non-interested  directors of the Nuveen
Funds.

A.  Trading Restrictions for All Employees/Access Persons

     1.  Initial  Public  Offerings.  No  employee/access  person of any  Nuveen
Subsidiary  may purchase,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security in an "initial public offering" (as defined in Section VIII below). This requirement also does apply to transactions in an "initial  public  offering"  in an account  over which an  employee/access person has granted full discretionary authority to a third party.

     2. Limited Offerings.  No  employee/access  person of any Nuveen Subsidiary may  purchase,  directly  or  indirectly  for any account in which he or she has beneficial  ownership,  or outside  such an account,  any security in a "limited offering" (as defined in Section VIII below)  without prior written  approval as specified in subsection G below.(2)

     3. Other Securities.  No employee/access  person of a Nuveen Subsidiary may purchase or sell,  directly or indirectly for any account in which he or she has beneficial
--------------

(2)  A decision to grant  approval will take into account,  among other factors, whether the investment  opportunity would be consistent with the strategies and  objectives of a client  account and whether the  opportunity  is being offered to the access  person by virtue of his or her position  with Nuveen
     Investments.

                                       7

ownership,  any security without first pre-clearing such transaction through PTA
(as defined in Section VIII below) as specified in subsection G below.

     4.   Securities   Being   Purchased   or  Sold  in  Client   Accounts.   No
employee/access  person of any Nuveen Subsidiary may purchase or sell,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security that to his or her actual  knowledge is being  purchased or sold, or is actively  being  considered  for  purchase  or  sale,  by  a  client  of  Nuveen
Investments. This restriction, however, does not apply when the purchase or sale by the client account is a "maintenance  trade" or an  "unsupervised  trade" (as defined in Section VIII below).

B.  Additional Trading Restrictions for Investment Persons

     1. Securities Eligible for Purchase or Sale by Client Accounts. Except with prior written approval, no investment person of a Nuveen Subsidiary may purchase or  sell,  directly  or  indirectly  for  any  account  in  which  he or she has beneficial  ownership,  any  security  eligible for purchase or sale by a client account for which such investment person has responsibility.(3)

     2.   Securities   Traded  Within  Seven  Days  Before  or  After  a  Client
Transaction.  In the event that a client  account  purchases or sells a security within 7 days  preceding  or  following  the  purchase,  or purchases or sells a security  within 7 days preceding or following the sale, of the same security by an  investment  person  who has  responsibility  for  the  client  account,  the investment person may be required to dispose of the security and/or disgorge any
profits   associated  with  his  or  her   transaction.   Such  disposal  and/or
disgorgement may be required  notwithstanding any prior written approval granted pursuant  to  paragraph  B.1 above,  unless the  purchase  or sale by the client account is a maintenance trade or unsupervised trade.

C.  Other Trading Restrictions

     1.  Transactions in Shares of Certain  Closed-End  Funds and Similar Pooled
Vehicles.  No employee of a Nuveen  Subsidiary either (a) working in the Chicago office or (b) working in Nuveen's Closed-End Funds and Structured Products Group
(or any successor  group) may purchase or sell,  directly or indirectly  for any account in which he or she has  beneficial  ownership,  any common or  preferred shares of a Nuveen  Closed-End  Fund (as defined in Section VIII below) or other closed-end  fund advised or  sub-advised  by a Nuveen  Subsidiary  without prior written  approval  as  specified  in  Subsection
-----------

(3)  Written  approval  may  be  withheld  unless  it  is  determined  that  the transaction is unlikely to present an  opportunity  for abuse and there has been no trade (other than a maintenance trade or unsupervised trade) in the same security during the 7 preceding days by a client account for which the investment person has some responsibility.

                                       8

G below. This pre-clearance  requirement will also apply to common and preferred shares of any other exchange-listed  investment product sponsored by Nuveen that is not a closed-end fund, such as the Nuveen Commodities Income and Growth Fund, and such  product  will be regarded as a  Closed-End  Fund for  purposes of this
Section V.C. and all related  sections.  In  addition,  no employee,  officer or director of any Nuveen Subsidiary who is subject to the provisions of Section 16 of the  Securities  Exchange Act of 1934 by reason of his or her position with a
Nuveen  Closed-End  Fund or other  closed-end  fund advised or  sub-advised by a
Nuveen  Subsidiary may purchase or sell,  directly or indirectly for any account in which he or she has  beneficial  ownership,  any  common  shares of such fund without  prior  written  approval as  specified  in  Subsection  G below.  These restrictions  do  apply to any  such  transactions  in  accounts  over  which an employee/access  person has  granted  full  discretionary  authority  to a third party.

     2. Non-Interested  Directors of the Nuveen Funds. A non-interested director of a Nuveen  Fund is deemed an "access  person"  of the Fund  under Rule  17j-1.
Accordingly,  in connection  with his or her purchase or sale of a security held or to be acquired by the Fund, such  non-interested  director may not: engage in any act or practice that  operates as a fraud or deceit upon the Fund;  make any material  misstatement  or omission to the Fund;  or engage in any  manipulative practice with respect to the Fund. Under this Code, a non-interested director of a Nuveen Fund:

     o    May not  purchase  or sell  common  or  preferred  shares  of a Nuveen
          Closed-End Fund without prior written approval;

     o    May purchase or sell other  securities which are eligible for purchase or sale by a Nuveen Fund,  including  securities in an initial  public offering or limited  offering,  without prior written  approval unless such non-interested  director has actual knowledge that the securities are being  purchased or sold,  or are actively  being  considered  for purchase or sale, by the Nuveen Fund.

     3. Frequent Trading in Shares of Certain  Open-End Funds.  Employees/access persons of each Nuveen  Subsidiary  must adhere to the  restrictions on frequent trading set forth in the registration  statement of any Nuveen Open-End Fund (as defined  in  Section  VIII  below)  and  any  other  open-end  fund  advised  or sub-advised by a Nuveen Subsidiary.

     4. Excessive or Abusive Trading. Excessive personal trading (as measured in terms of frequency,  complexity of trading programs,  numbers of trades or other measures) and other personal  trading  patterns that involve  opportunities  for abuse are inconsistent with fiduciary principles and this Code. Accordingly,  if the trading by an employee or access  person in any account,  including  but not limited to a 401(k) plan,

                                       9

appears to be excessive or otherwise abusive, the Designated Compliance or Legal
Officers of the applicable Nuveen  Subsidiary may place additional  restrictions on such trading.

D.  PTA System and Employee/Access Person Trade Monitoring

     1. PTA. PTA is Nuveen's pre-clearance monitoring system for employee/access person  transactions.  All personal  transactions  for such  individuals must be pre-cleared through PTA. This means that all transactions must be input into PTA for approval before any such  transactions are executed.  All of the information
required  by  PTA  must  be  supplied  in  connection   with  the   transaction.
Employees/access  persons will receive training for PTA.  Transactions  effected pursuant to an  "automatic  investment  plan" (as defined in Section VIII below)
must  only  be  submitted  for  pre-clearance  one  time,  prior  to  the  first transaction  under the automatic  investment  plan. The following trades are not required to be submitted to PTA for pre-clearance:

     a.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were acquired  from such  issuers,  and sales of such rights so acquired;

     b.   Acquisitions   of  securities   through  stock   dividends,   dividend
          reinvestments,   stock  splits,   reverse   stock   splits,   mergers,
          consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and

     c.   Transactions that are non-volitional on the part of the access person,
          including    transactions   in   managed   accounts   in   which   the
          employee/access  person has no investment discretion and the call by a third  party of an option on  securities  owned by the access  person.
          Such  transactions  are,  however,   subject  to  other   restrictions
          including those contained in Sections V.A.1 and V.C.1.

     2. Employee/Access persons Accounts. Employees/access persons must maintain all  brokerage  accounts at a PTA  compatible  broker-dealer.  This includes all brokerage  accounts for the  employee/access  person's  family members living in their  home,  the  brokerage  accounts  of any  domestic  partner  and any other brokerage  account  over  which the  employee/access  person  has  discretionary authority.  The PTA compatible  broker-dealers are listed on Schedule IV and may be updated  from time to time by the  Compliance  Department.  Certain  accounts itemized in section D.3 below are excluded from this requirement.  Accounts that enable the employee/access  person to engage in any transaction not specifically listed in Section D.3 below cannot be excluded and must be  maintained  at a PTA compatible broker-dealer.

                                       10

     3. Accounts That May be  Maintained at Non-PTA  Compatible  Broker-Dealers.
Employees/access  persons may maintain accounts at  broker-dealers  that are not listed on Schedule IV when the account in question only allows for  transactions in any or all of the following categories:

          a.   Transactions  in securities  over which a person has no direct or indirect influence or control;(4)

          b.   Transactions  in  securities  issued  by  the  U.S.   Government,
               bankers'  acceptances,  bank certificates of deposit,  commercial paper, and high-quality  short-term debt  instruments,  including repurchase agreements;

          c.   Transactions   in  shares  of  registered   open-end   investment
               companies,  including  open-end  exchange-traded  funds  known as
               "ETFs" (other than the restrictions on frequent trading in shares of Nuveen  Open-End  Funds and other  open-end  funds  advised or sub-advised by a Nuveen Subsidiary);

          d.   Transactions in ETFs that are comparable to open-end ETFs but are formed as unit investment trusts; and

          e.   Transactions  in  shares  of  unit  investment  trusts  that  are
               invested   exclusively  in  one  or  more   registered   open-end
               investment companies.

A  Designated  Compliance  or Legal  Officers  may grant other  exceptions  on a limited  case-by-case  basis.  The person  seeking  such  exemption  must make a request to the  Designated  Compliance or Legal  Officers and must receive prior written approval in writing before the exemption becomes effective. (See Section
G below for approval process.)

E.  Reporting Requirements

     1. General Reporting  Requirements.  Nuveen Investments will deliver a copy of this Code, and amendments to this Code, to each  employee/access  person of a
Nuveen  Subsidiary.  Shortly  after  receipt  of a  copy  of  this  Code  or any amendment, the recipient shall be required to acknowledge that he or she:

     o    Has received a copy of the Code;
     o    Has read and understands the Code;
     o    Agrees that he or she is legally bound by the Code;  and
---------------
     (4)  This would include  securities  transactions  in accounts over which a person has granted full discretionary  authority to another party that does  not  have  beneficial  ownership  in the  securities,  such as a separately  managed  account  for  which a third  party  has  full and exclusive discretion, provided that the Designated Compliance or Legal
          Officers receive written notice of such grant of authority.  Note that such grant of  discretionary  authority  must be  restricted as to JNC securities.  Employees/access  persons  may not  grant  discretion  to another  party for purchases or sales of JNC  securities  which always require prior approval by legal as specified in Subsection G below.

                                       11

     o    Will comply with all requirements of the Code.

     2. Initial Holdings Report.  Each access person of a Nuveen Subsidiary must submit  through  PTA a report of all  holdings in  securities  within 10 days of becoming an access  person.  The report must include the  following  information current  as of a date not more  than 45 days  prior to the date of  becoming  an access person:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;
     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and
     o    Date on which the report is submitted.

     3. Annual Holdings Report.  Access persons must submit through PTA a report of all security holdings within 45 days after the end of each calendar year. The report must include the following  information current as of the last day of the calendar year:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;
     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and
     o    Date on which the report is submitted.

     4. Quarterly  Transaction  Reports.  Access persons must submit through PTA transaction reports no later than 30 days after the end of each calendar quarter covering all  transactions  in  securities  during the quarter.  The report must include:

     o    Date of  transaction,  title,  exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable),  number of shares and principal amount of each security involved;
     o    Nature  of  the  transaction  (e.g.,  purchase,   sale  or  any  other
          acquisition or disposition);
     o    Price at which the transaction was effected;
     o    Name of broker,  dealer,  or bank through  which the  transaction  was effected;
     o    Name of  broker,  dealer  or  bank  with  whom  any  new  account  was established and the date such account was established; and
     o    Date on which the report is submitted.

     5.   Transaction   Reports  of   Non-Interested   Nuveen  Fund   Directors.
Non-interested  directors  of a Nuveen  Fund must  report a personal  securities transaction only if such director,  at the time of that  transaction,  knew that during the 15-day period immediately  preceding or subsequent to the date of the transaction by the director,  such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

                                       12

Non-interested  directors  must report  securities  transactions  meeting  these requirements within 30 days after the end of each calendar quarter.

     6. Reporting  Holdings and Transactions in Certain  Open-End Funds.  Unless
one of the  exceptions  set  forth in  Section  G below  applies,  holdings  and transactions  in  shares  of  Nuveen  Open-End  Funds,  and  shares of any other open-end fund for which a Nuveen Subsidiary serves as an adviser or sub-adviser, must be  included  in the initial  and annual  holdings  reports  and  quarterly transaction  reports  required by this Section E. See Schedule III for a list of such funds. However, employees/access persons need not take any action to report holdings or  transactions  in shares of Nuveen Open-End Funds through the Nuveen
Investments  401(k)/Profit  Sharing  Plan  because  such  information  is  being directly  provided by the plan  administrator  to the  Designated  Compliance or
Legal Officers.

     7. Brokerage  Statements.  Each employee/access must provide the Designated
Legal and Compliance  Officers with a list of their brokerage accounts (or other accounts that hold  securities).  This requirement  also includes  accounts held directly  with any  Nuveen  Open-End  Fund or other  open-end  fund  advised  or sub-advised  by a Nuveen  Subsidiary,  unless one of the exceptions in Section F
below  applies.   With  respect  to  transactions  in  the  Nuveen   Investments
401(k)/Profit  Sharing Plan, this  requirement is deemed  satisfied by virtue of the  reports  being  sent by the plan  administrator  directly  to the Legal and
Compliance Department.

     8. Form of Holdings and Transaction  Reports.  An employee/access  person's holdings and transaction reports required by this Section E shall be in the form required to be reported  in PTA, or such other form  approved by the  Designated
Compliance or Legal Officers.

F.  Exceptions to Reporting Requirements

The following  holdings and/or  transactions  are not required to be included in the reports described in Section E above:

     1.   Holdings and  transactions  in  securities  over which a person has no direct or indirect influence or control;

     2.   Transactions  effected  pursuant  to  an  automatic  investment  plan, including  transactions in Nuveen Investments'  401(k)/Profit  Sharing
          Plan and any  dividend  reinvestment  plan,  unless such  transactions override or deviate from the pre-set  schedule or  allocations of such automatic investment plan;

                                       13

     3.   Holdings and transactions in securities issued by the U.S. Government, bankers' acceptances,  bank certificates of deposit, commercial paper, and high-quality  short-term debt  instruments,  including  repurchase agreements;

     4.   Holdings and transactions in shares of registered  open-end investment companies that are not advised or  sub-advised by a Nuveen  Subsidiary and are not exchange-traded open-end funds (ETFs); and

     5.   Holdings and transactions in shares of unit investment trusts that are invested  exclusively  in one or  more  open-end  funds  that  are not advised or sub-advised by a Nuveen Subsidiary.

G.  Procedures

     1.  Notification of Status as Investment  Person.  Nuveen  Investments will notify each person who is considered to be an investment person under this Code.

     2.  Maintenance of Access Person Master List.  Each Nuveen  Subsidiary will maintain and update an access  person  master list  containing  the names of its access persons and investment persons who are subject to this Code. It will also maintain a list of all open-end funds for which any Nuveen  Subsidiary serves as an adviser or sub-adviser.

     3. Procedure for  Requesting  Prior Written  Approval.  A request for prior written approval  required by Sections A(1), A(3) and C(1) above must be made in writing to a Designated  Compliance  or Legal Officer of the  applicable  Nuveen
Subsidiary. Such requests must include the following information:

     o    Title, ticker symbol or CUSIP number;
     o    Type of security (bond, stock, note, etc.);
     o    Maximum  expected  dollar  amount or  number  of  shares  of  proposed transaction; o Nature of the transaction (purchase or sale); and
     o    Broker's name and account number; and
     o    Any  other  information,  representations  or  certifications  that  a
          Designated Compliance or Legal Officer may reasonably request.

The person  granting  approval of a  transaction  will create an e-mail or other written  record  setting forth the terms of the approval and will copy the other employees/access persons who need to know such information.

The person  making the request will have one business day to execute an approved transaction  at market or to place or cancel a limit  order.  Failure to execute the  approved  transaction  within one  business  day will require the person to re-submit  their  pre-

                                       14

clearance request as described above. The automatic  execution of an order does not require an additional approval.

     4. Monitoring of Personal Securities Transactions. Designated Compliance or
Legal Officers will review personal securities transactions and holdings reports periodically,  either on a  trade-by-trade  basis or  through  various  sampling techniques.

     5. Pre-Clearance Through PTA.  Employees/access persons are required to use
PTA Connect,  the electronic  monitoring system adopted by Nuveen Investments to pre-clear  personal  securities  transactions  in accordance  with Section V (D)
above. All employees/access persons will be given computer based training on the procedures to be used within the PTA Connect system.

     6.  Section 16  Officers  Additional  Reporting.  Section 16  Officers  (as
defined  in  Section  VIII,  below)  are also  required  to  report to the Legal
Department in Chicago via email the details of any transaction requiring Section
16  filings  immediately  upon the  completion  of the  transaction.  Section 16
Officers are also required to verify the  information  in all Section 16 filings with the Legal Department and confirm that the Section 16 filing was made within the required regulatory timeframe.

                       VI. ADMINISTRATION AND ENFORCEMENT

A.  Approval of Code

This Code has been approved by each Nuveen  Subsidiary  identified on Schedule I hereto, the principal underwriter or depositor of the Nuveen Defined Portfolios, the board of directors  of the Nuveen  Open-End and  Closed-End  Funds,  and the
board of  directors  or trustees  of other  funds for which a Nuveen  Subsidiary serves as an adviser or sub-adviser.  Material  amendments must also be approved by such fund boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B.   Reporting to the Nuveen Fund Board

Nuveen  Investments or the applicable  Nuveen  Subsidiary must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen Subsidiary serves as an adviser or sub-adviser. The report must:

     o    Describe any issues  arising under the Code or  procedures  thereunder since the last  report,  including,  but not limited  to,  information about  material  violations of the Code or procedures  thereunder  and sanctions imposed in response to such violations; and

                                       15

     o    Certify  that   procedures  have  been  adopted  that  are  reasonably
          necessary to prevent access persons from violating the Code.

C.  Duty to Report Violations

Employees/access  persons  must  report  violations  of the Code  promptly  to a
Designated Compliance or Legal Officer of the applicable Nuveen Subsidiary,  who in turn must report all such violations to such  Subsidiary's  Chief  Compliance
Officer. Such reports will be treated  confidentially to the extent permitted by law and investigated promptly.

D.  Sanctions for Violation of the Code

Employees/access  persons  may be subject to  sanctions  for  violations  of the specific  provisions  or  general  principles  of the Code.  Violations  by such persons  will be reviewed and  sanctions  determined  by the General  Counsel of
Nuveen Investments,  the Director of Compliance and the Chief Compliance Officer
of the applicable Nuveen Subsidiary,  or their designee(s).  Sanctions which may be imposed include:

     o    Formal warning;
     o    Restriction of trading privileges;
     o    Disgorgement of trading profits;
     o    Fines; and/or
     o    Suspension or termination of employment.

The  factors  which that may be  considered  when  determining  the  appropriate sanctions include, but are not limited to:

     o    Harm to a client's interest;
     o    Extent of unjust enrichment;
     o    Frequency of occurrence;
     o    Degree  to which  there is  personal  benefit  from  unique  knowledge obtained through a person's  position with a Nuveen  Subsidiary or its clients.
     o    Degree of perception of a conflict of interest;
     o    Evidence  of fraud,  violation  of law,  or  reckless  disregard  of a regulatory requirement; and/or
     o    Level of  accurate,  honest  and  timely  cooperation  from the person subject to the Code.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by the other non-interested directors of such Fund or a committee thereof.

E.  Form ADV Disclosure

                                       16

Each Nuveen Subsidiary that is an investment  adviser must include on Schedule F of Part II of its Form ADV a description  of the Code and a statement  that such
Nuveen  Subsidiary  will provide a copy of the Code to any client or prospective client upon request.

F.   Interpretation of the Code and the Granting of Waivers

Questions  concerning the  interpretation  or applicability of the provisions of this  Code,  and  the  granting  of  waivers  or  exceptions  hereunder,  may be determined and made by the General Counsel of Nuveen  Investments,  the Director
of Compliance, the Chief Compliance Officer of the applicable Nuveen Subsidiary, or their designees.

                               VII. RECORDKEEPING

Nuveen  Investments will maintain the following records in a readily  accessible place in accordance with Rule 17j-1(f) under the Investment  Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940.

     o    A copy of each Code that has been in  effect  at any time  during  the past five years;

     o    A record of any violation of the Code and any action taken as a result of such  violation  for five years from the end of the fiscal  year in which the violation occurred;

     o    A record of all  written  acknowledgements  of receipt of the Code and amendments  for each person who is currently,  or within the past five years was, an access person;

     o    Holdings and transactions reports made pursuant to the Code, including any  brokerage  confirmation  and account  statements  made in lieu of these reports;

     o    A list of the names of persons who are  currently,  or within the past five years were, access persons;

     o    A record of any  decision and  supporting  reasons for  approving  the
          acquisition   of  securities  by  access  persons  in  initial  public
          offerings or limited  offerings  for at least five years after the end of the fiscal year in which approval was granted;

     o    Any  decisions  that grant  employees/access  persons a waiver from or exception to the Code;

     o    A record of persons  responsible for reviewing access persons' reports currently or during the last five years; and

     o    A copy of reports  provided to a fund's board of  directors  regarding the Code.

                                VIII. DEFINITIONS

                                       17

A.       Access Person

Effective  November,  2006, all Nuveen Investments  employees will be considered
"access persons". This standard is more restrictive than Rule 204A-1(e)(1) under the  Investment  Advisers Act of 1940and Rule  17j-1(a)(2)  under the Investment
Company Act of 1940.

B.  Automatic Investment Plan

"Automatic  investment plan" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C.  Beneficial Ownership

"Beneficial  ownership"  means having or sharing a direct or indirect  pecuniary interest  in  a  security  through  any  contract,  arrangement,  understanding, relationship or otherwise.  The term "pecuniary interest" means the opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the subject securities. See Rule 16a-1(a)(2) under the Securities
Exchange Act of 1934.  The pecuniary  interest  standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and  encompasses  many  situations that might not ordinarily be thought to confer a "pecuniary  interest" in, or "ownership" of, securities,  including the following:

     o    Family Holdings. As a general rule, you are regarded as the beneficial owner  of  securities  not  only in your  name but held in the name of members of your immediate family,  including:  your spouse or domestic partner;  your  child or  other  relative  who  shares  your  home or, although not living in your home, is economically  dependent upon you;
          or any  other  person if you  obtain  from  such  securities  benefits substantially similar to those of ownership.

     o    Partnership and Corporate Holdings.  A general partner of a general or limited  partnership  will  generally  be deemed to  beneficially  own securities held by the partnership,  so long as the partner has direct or indirect  influence or control over the  management  and affairs of the  partnership.  A limited  partner will  generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling  voting interest in the partnership.
          If a corporation  is your "alter ego" or "personal  holding  company,"
          the corporation's holdings of securities will be attributable to you.

     o    Investment  Clubs.  You are deemed to beneficially own securities held by an  investment  club of  which  you or a member  of your  immediate family (as defined above) is a member.  Membership in investment clubs must be pre-approved by a Designated Compliance or Legal Officer .

                                       18

     o    Trusts. You are deemed to beneficially own securities held in trust if any of the  following  is true:  you are a trustee  and  either you or members of your  immediate  family (as defined  above) have a monetary interest in the trust,  whether as to principal or income;  you have a vested  beneficial  interest  in the trust;  or you are settlor of the trust and you have the power to revoke the trust without obtaining the consent  of all the  beneficiaries.  See Rule  16a-1(a)(2)  under  the
          Securities Exchange Act of 1934.

     o    Financial  Power of  Attorney.  You are  deemed  to  beneficially  own securities  held in any account over which you have financial power of attorney.

 D.  Control

"Control" of a company means the power to exercise a controlling  influence over the management or policies of a company,  unless such power is solely the result of an official  position with such company,  and a control  relationship  exists when a company  controls,  is  controlled  by, or is under common  control with, another company.  Any person who owns  beneficially,  either directly or through one or more controlled  companies,  more than  twenty-five  percent (25%) of the voting  securities of a company  shall be presumed to control such company.  Any person  who does not so own more than  twenty-five  percent  (25%) of the voting securities  of any company  shall be presumed  not to control  such  company.  A natural person shall be presumed not to be a controlled person.

E.  Fund

"Fund" means an investment  company  registered under the Investment Company Act of 1940.

F.  Initial Public Offering

"Initial public  offering" means an offering of securities  registered under the
Securities   Act  of  1933,  the  issuer  of  which,   immediately   before  the
registration,  was not subject to the reporting  requirements  of Sections 13 or
15(d) of the Securities Exchange Act of 1934.

G.  Investment Person

"Investment  person"  means an access person of a Nuveen  Subsidiary  who (i) in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client account  or (ii) is a natural  person in a  control  relationship  with a Nuveen
Subsidiary and obtains information  concerning  recommendations made to a client account.  Investment persons of a Nuveen Subsidiary include portfolios managers, portfolio  assistants,  securities

                                       19

analysts and traders  employed by such Nuveen  Subsidiary,  or any other persons designated as such on the Nuveen Subsidiary's master access person list.

H.  Limited Offering

"Limited  offering" means an offering that is exempt from registration under the
Securities  Act of 1933  pursuant to Section 4(2) or Section 4(6) or pursuant to
Rules  504,  505 or 506 under  such Act.  Limited  offerings  are also  known as
"private placements."

I.  Maintenance Trade

"Maintenance  trade"  means a  regular,  day-to-day  transaction  in a  security currently in a Nuveen  Subsidiary's  model portfolio (or an alternative for such security) made for a new client account or pursuant to the deposit or withdrawal of money from an existing client account or a trade that is directed by a client account. A maintenance trade also includes the sale of existing  securities from a new client  account for the purpose of  acquiring  securities  currently  in a
Nuveen  Subsidiary's model portfolio (or an alternative for such securities).  A maintenance  trade relates solely to  rebalancing an existing  client account or investing a new client  account in a passive  manner to track a model  portfolio and is deemed not to involve the exercise of investment discretion.

J.  Non-Interested Director

"Non-interested  director" means a director who is not an "interested  director"
of a fund and who is not employed by, or has a material business relationship or professional  relationship  with, the fund or the fund's  investment  adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1040.

K.  Nuveen Fund

"Nuveen  Fund"  means  any fund  for  which a Nuveen  Subsidiary  serves  as the investment adviser and for which Nuveen  Investments,  LLC serves as a principal underwriter or as a member of the underwriting  syndicate.  A Nuveen Fund is any
Nuveen Defined Portfolio, Nuveen Closed-End Fund or Nuveen Open-End Fund.

L.  Purchase or Sale of a Security

"Purchase or sale of a security" includes, among other things, the purchasing or writing of an option and the acquisition or disposition of any instrument  whose value is derived from the value of another security.

M.  PTA

                                       20

PTA is Nuveen's  automated employee personal trading  pre-clearance  system. All employees/access  persons must pre-clear applicable all transactions through PTA
as  described  herein.  All   employees/access   persons  will  be  required  to
successfully complete training on the utilization of PTA.

N.  Section 16 Officer

"Section 16  Officer"  means every  person who is  directly  or  indirectly  the beneficial  owner of more than 10 percent  of any class of any  equity  security
(other than an exempted security) which is registered  pursuant to Section 12 of the  Exchange Act of 1934 or who is an officer or director of the issuer of such security.  See  Section 16 of the  Exchange  Act of 1934.  The Nuveen Fund Board
approves  the list of Section  16  Officers  for the  Nuveen  Funds on an annual basis.  This list is maintained in the Legal  Department in Chicago and includes portfolio  managers,  traders and other employees  responsible for making policy related decisions.

O.  Security

"Security" means any note, stock, treasury stock, bond,  debenture,  evidence of indebtedness,  certificate of interest or  participation  in any  profit-sharing
agreement,   collateral-trust   certificate,   preorganization   certificate  or
subscription, transferable share, investment contract, voting-trust certificate, certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights,  any put, call,  straddle,  option or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any  put,  call,  straddle,  option  or  privilege  entered  into on a  national securities exchange relating to foreign currency or, in general, any interest or instrument  commonly  known as a  security,  or any  certificate  of interest or participation ink temporary or interim  certificate for, receipt for,  guarantee of, or warrant  or right to  subscribe  to or  purchase,  any of the  foregoing.
Without  limiting the foregoing,  a security also includes any instrument  whose value is derived from the value of another security.

 P.  Unsupervised Trade

"Unsupervised  trade" is the  purchase or sale of a security for which no Nuveen
Subsidiary has investment discretion.

                                       21

                                   SCHEDULE I

                     Nuveen Subsidiaries Adopting this Code

                             Nuveen Asset Management
                        Nuveen Investments Advisers Inc.
                           Nuveen HydePark Group, LLC
               Nuveen Investments Institutional Services Group LLC
                     NWQ Investment Management Company, LLC
                            Richards & Tierney, Inc.
                       Rittenhouse Asset Management, Inc.
                         Santa Barbara Asset Management
                          Symphony Asset Management LLC
                        Tradewinds Global Investors, LLC
                             Nuveen Investments LLC
                          Nuveen Investments Canada Co.

        Any other Nuveen subsidiary that may from time to time notify its employees/access persons that it has adopted this Code of Ethics

                                       22

                                   SCHEDULE II

                     Designated Compliance or Legal Officers

--------------------------------------------------------------------------------

For  pre-clearance of trades in common or preferred shares of Nuveen  Closed-End
Funds,  employees/access persons in Chicago and Section 16 officers of the Funds should contact one of the following persons:

--------------------------------------------------------------------------------
Giff Zimmerman                      Kevin McCarthy
----------------------------------- ---------------------------------- ---------

For pre-clearance of all other trades,  employees/access  persons should utilize
PTA. If directed by PTA to contact  Compliance,  contact one of the  individuals identified below, depending on which Nuveen Subsidiary you are affiliated with:

-------------------------------------------------------------------- ---------------------------------------
If you are affiliated with any of the following :                    You should contact one of the
                                                                     following persons:
-------------------------------------------------------------------- ---------------------------------------
Nuveen Asset Management, Nuveen Investments Advisers Inc Nuveen      Ginny Johnson, Diane Meggs
Investments Institutional Services Group LLC (if office phone is     Cathie Reese, Christina Legue,
in an area code other than 310), or Rittenhouse Asset Management,    Walter Kelly, or Mary Keefe
Inc.
-------------------------------------------------------------------- ---------------------------------------
If you are affiliated with any of the following:                     You should contact one of the
                                                                     following persons:
-------------------------------------------------------------------- ---------------------------------------
Nuveen Investments Institutional Services Group LLC (if office       Michelle Kato or Kathleen Hendriks
phone is in the 310 area code), NWQ Investment Management Company,
LLC, or Tradewinds NWQ Global Investors, LLC
-------------------------------------------------------------------- ---------------------------------------
If you are affiliated with:                                          You should contact one of the
                                                                     following persons:
-------------------------------------------------------------------- ---------------------------------------
Symphony Asset Management LLC                                        Martin Fawzy, Neil Rudolph, or Mary
                                                                     Keefe
Santa Barbara                                                        Carol Olson or Mary Keefe
-------------------------------------------------------------------- ---------------------------------------

-------------------------------------------------------------------- ---------------------------------------
If you are a Section 16 Officer:                                     You should contact the following
                                                                     persons:
-------------------------------------------------------------------- ---------------------------------------

                                       23

Report the details of each Section 16 transaction via email to:      Ginny Johnson, Christina Legue, and
                                                                     Joe Visaya

-------------------------------------------------------------------- ---------------------------------------

           Open-End Funds Advised or Subadvised by a Nuveen Subsidiary

                                       24

Nuveen Municipal Trust                      Nuveen Investment Trust
Nuveen Intermediate Duration Municipal      Nuveen Balanced Stock and Bond Fund
Bond Fund                                   Nuveen Balanced Municipal and Stock
                                            Fund
Nuveen Insured Municipal Bond Fund          Nuveen Large-Cap Value Fund
Nuveen All-American Municipal Bond Fund     Nuveen NWQ Global Value Fund
Nuveen Limited Term Municipal Bond Fund     Nuveen NWQ Large-Cap Value Fund
Nuveen High Yield Municipal Bond Fund       Nuveen NWQ Multi-Cap Value Fund
                                            Nuveen NWQ Small Cap Value Fund
Nuveen Multistate Trust I                   Nuveen NWQ Small/Mid-Cap Value Fund
Nuveen Arizona Municipal Bond Fund          Nuveen Tradewinds Value
                                            Opportunities Fund
Nuveen Colorado Municipal Bond Fund         Nuveen Tradewinds Global Resources
                                            Fund
Nuveen Florida Preferred Municipal Bond
Fund                                        Nuveen Investment Trust II
Nuveen Maryland Municipal Bond Fund         Nuveen Tradewinds Global All-Cap
                                            Fund
Nuveen New Mexico Municipal Bond Fund       Nuveen Tradewinds International
                                            Value Fund
Nuveen Pennsylvania Municipal Bond Fund     Nuveen Rittenhouse Growth Fund
Nuveen Virginia Municipal Bond Fund         Nuveen Santa Barbara Growth Fund
                                            Nuveen Santa Barbara Growth
                                            Opportunities Fund
Nuveen Multistate Trust II                  Nuveen Santa Barbara Dividend Growth
                                            Fund
Nuveen California Municipal Bond Fund       Nuveen Symphony All-Cap Core Fund
Nuveen California High Yield Municipal      Nuveen Symphony Mid-Cap Core Fund
Bond Fund                                   Nuveen Symphony Small-Mid Cap Core
                                            Fund
Nuveen California Insured Municipal Bond    Nuveen Symphony Large-Cap Value Fund
Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund    Nuveen Investment Trust III
Nuveen Massachusetts Insured Municipal      Nuveen Core Bond Fund
Bond Fund                                   Nuveen High Yield Bond Fund
Nuveen New Jersey Municipal Bond Fund       Nuveen Short Duration Bond Fund
Nuveen New York Municipal Bond Fund
Nuveen New York Insured Municipal Bond      Nuveen Investment Trust V
Fund                                        Nuveen Preferred Securities Fund

 Nuveen Multistate Trust III                Nuveen NWQ LCVFund - UK
Nuveen Georgia Municipal Bond Fund          Nuveen Tradewinds International
                                            Value Fund - UK
Nuveen Louisiana Municipal Bond Fund        Nuveen Tradewinds Global All Cap
                                            Fund - UK
Nuveen Northern Carolina Municipal Bond
Fund
Nuveen Tennessee Municipal Bond Fund        Nuveen Symphony Optimized Alpha Fund
                                            Nuveen Large Cap Value Fund
Nuveen  Multistate Trust IV                 Nuveen Rittenhouse Strategic Fund
Nuveen Kansas Municipal Bond Fund           Nuveen Rittenhouse Mid-Cap Fund
Nuveen Kentucky Municipal Bond Fund
Nuveen Michigan Municipal Bond Fund         Other Funds
Nuveen Missouri Municipal Bond Fund         Activa International Fund
Nuveen Ohio Municipal Bond Fund             Advance Asset Management Fund
Nuveen Wisconsin Municipal Bond Fund        ING International Value Choice Fund
                                            ING Value Opportunities Choice Fund
                                            ING Small Cap Value Choice Fund

                                       25

                                            ING Global Value Choice Fund
                                            HSBC Investor Value Fund
                                            HSBC MM US Value Equity Pooled Fund
                                            HSBC US Large Cap Irish Fund
                                            Integra - NWQ US Large Cap Value
                                            Fund
                                            MD Management Pooled Equity Fund
                                            MGI US Small/Mid Cap Value Fund
                                            ML Global Selects-North American
                                            Large Cap Growth Portfolio I
                                            MLIG Roszel/NWQ Small Cap Value
                                            Portfolio
                                            MLIG Roszel/Rittenhouse Large Cap
                                            Growth Portfolio
                                            MTB Large Cap Value Fund I
                                            MTB Large Cap Value Fund II
                                            New Covenant Growth Fund
                                            Northern Trust Multi-Manager
                                            International Equity Fund
                                            NTGA Inc.-Multi-Manager
                                            International Equity Fund
                                            Oyster USA Opportunities Fund
                                            Principal Investors Tax-Exempt Bond
                                            Fund
                                            Renaissance Asset Tact Allocation
                                            International Fund
                                            Renaissance Canadian Core Value
                                            Fund
                                            Russell II World Equity Fund
                                            Russell II Alpha Fund
                                            Russell World Equity Fund II
                                            Talvest Global Equity Fund
                                            UBS Fiduciary Trust Company Large
                                            Company Growth Portfolio
                                            Wilshire Small Company Value Fund

                                       26

                                   Schedule IV

                          PTA Compatible Broker-Dealers

1.       UBS
2.       Morgan Stanley
3.       Merrill Lynch
4.       E*Trade
5.       TD Waterhouse
6.       Fidelity
7.       Ameritrade
8.       Schwab
9.       A.G. Edwards
10.      Citigroup/Smith Barney
11.      Ameriprise
12.      Wachovia

                                       27